UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 30, 2008

PGMI, INC.

(Exact name of registrant as specified in charter)

Utah	000-32195	87-0319410
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

55 Merchant Street

Suite 3100, Harbour Court

Honolulu, HI 96813

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (808) 585-8880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03

Bankruptcy or Receivership

On June 30, 2008, the Honorable Denise P. Lindberg, Third District Court, Salt Lake County, State of Utah, in the matter of Mark E. Buck vs. PGMI, Inc. et. al, Case No. 070906630, entered an Order on the Motion of the Receiver for PGMI, Inc. to transfer its wholly-owned subsidiary, Marugin International, Inc., a Japan corporation, from PGMI, Inc. to PGMI Marugin Business Trust, to be held by such Trust under the direction of the Third District Court.  The effective date of the transfer was June 30, 2006, said date being the last year-end date in which PGMI, Inc. controlled Marugin International, Inc.   The Order further directed that the Receiver may seek a purchaser for Marugin International, Inc. or a portion thereof, subject to the Court subsequently approving the terms of any such sale.

As a result of the entry of the Order, PGMI, Inc. will be required to prepare restated financial statements for the quarters ending September 30, 2006 and December 31, 2006.  In addition, the Company has retained the auditing firm of Pritchett, Siler & Hardy, P.C., to prepare the Company’s audited financial statements for the years ended June 30, 2007 and June 30, 2008.  Following the completion of such audits, and the review of the quarterly periods from September 30, 2006 through March 31, 2008, the Company intends to amend its periodic filings with the Securities and Exchange Commission through December 31, 2006, and to file its missing periodic filings for the periods from January 1, 2007 through the present.  Following the completion of such filings, the Company intends to make the necessary filings in order to have its stock quotation reinstated on the Over the Counter Bulletin Board, and to continue to seek a merger candidate.

Item 4.01

Changes in Registrant’s Certifying Accountant

(a)	On December 20, 2007, McKennon, Wilson & Morgan, LLP (“MWM”) resigned as the Registrant’s independent registered public accounting firm.

(b)

MWM’s reports on the Registrant’s financial statements as of and for the years ended June 30, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles; however each year-end report contained a modification paragraph that expressed substantial doubt about the Company’s ability to continue as a going concern, as well as that PGMI, Inc. and subsidiary completed a reverse acquisition with HAPS USA, Inc., a blank-check company, on December 9, 2005. The financial statements previously reported by HAPS USA, Inc. were retroactively restated for all periods reported to reflect the historical consolidated financial position, results of operations and cash flows of PGMI, Inc. and subsidiaries.

(c)

During the each of the two years in the period ended June 30, 2006, and through December 20, 2007, the date of resignation, there were no disagreements with the MWM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the MWM, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Nor were there any “reportable events” as such term is described in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

(d)

The Registrant has engaged Pritchett, Siler & Hardy, P.C. (“PSH”) to serve as its independent public accounting firm. During the two years ended June 30, 2006 and through the date hereof, neither the Registrant nor anyone on its behalf consulted PSH regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, nor has PSH provided to the Registrant a written report or oral advice regarding such principles or audit opinion.

(e)

The Registrant has requested that MWM furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from MWM is filed hereto as an exhibit to this Form 8-K.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit No.

Description

16.1

Auditor’s Letter

99.1

Court Order

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGMI, INC.

Date: July 11, 2008

By: /s/ Michael L. Labertew

Name: Michael L. Labertew

Title: Receiver

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